UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________________________________________________________________________________

FORM 8-K
________________________________________________________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 18, 2020
________________________________________________________________________________________________________________________
Aptiv PLC
(Exact name of registrant as specified in its charter)
________________________________________________________________________________________________________________________

Jersey	001-35346	98-1029562
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5 Hanover Quay
Grand Canal Dock
Dublin, D02 VY79, Ireland
(Address of Principal Executive Offices)
(Zip Code)
(Registrant’s Telephone Number, Including Area Code) 353-1-259-7013
(Former Name or Former Address, if Changed Since Last Report) N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary Shares. $0.01 par value per share	APTV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.
In advance of participating in the Barclays Industrial Select and Citi’s 2020 Global Industrial Conferences on February 18-20, 2020, Aptiv PLC (the “Company”) (NYSE: APTV) is updating its first quarter 2020 outlook for items referenced herein.
In response to the evolving developments related to the coronavirus outbreak in China, the Company has been adjusting to changes in customer production schedules at sites in the affected regions, which have been temporarily closed or are operating at partial capacity.
As previously delineated on its fourth quarter earnings call on January 30, 2020, the Company reflected in its first quarter 2020 outlook a one week extension of the traditional Chinese New Year shutdowns and production delays through February 9, 2020, resulting in estimated revenue and operating income impacts of $50 million and $20 million, respectively.
Based on actual February-to-date and forecasted customer production schedules, the Company currently anticipates a significant number of production delays to extend through February, with certain customers resuming operations in mid-to-late February and ramping up to full production rates over the course of March. Accordingly, the Company’s first quarter 2020 guidance is now estimated to be adversely impacted by an incremental $150 million to $200 million in revenue and $60 million to $80 million in operating income, when compared to our prior outlook.
Given the difficulty predicting when our customers’ plants will be fully operational, the potential for lower consumer demand, as well as additional supply chain interruptions adversely impacting vehicle production in other regions, the Company acknowledges the ultimate impact to the Company’s first quarter and full year results will depend on future developments, which remain highly uncertain and difficult to forecast. Accordingly, the Company is unable to quantify any further potential impact from these developments at this time.
The guidance set forth above speaks as of the date hereof. The Company does not intend to provide further updates on its guidance until it releases its first quarter results in April.
This report, as well as other statements made by the Company, contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the actual results of the Company to be materially different from any future results. All statements that address future operating, financial or business performance or the Company’s strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.
The information in this Item 8.01 shall not be deemed “furnished” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 18, 2020	APTIV PLC

		By:	/s/ David M. Sherbin
David M. Sherbin
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

3